                                                                   EXHIBIT 10.13

                                                                  EXECUTION COPY

                                 THIRD AMENDMENT

          THIRD AMENDMENT, dated as of March 13, 2000 (this "Amendment"), to (i) the Participation Agreement, dated as of June 15, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Participation Agreement"), among Hanover Compression Inc., a Delaware corporation ("HCC" and the "Lessee"), Hanover Equipment Trust 1999A (the "Lessor"), Societe Generale Financial Corporation and FBTC Leasing Corp., Inc. (the "Investors"), the lenders parties thereto (the "Lenders") and The Chase Manhattan Bank, a New York banking corporation, as the agent for the Lenders (the "Agent"), (ii) the Credit Agreement, as defined in the Participation Agreement (the "Credit Agreement").

                              W I T N E S S E T H:

          WHEREAS, (i) the Lenders have agreed to make, and have made, loans and
(ii) the Investors have agreed to make, and have made, investments to the Lessor in order for the Lessor to acquire the Equipment and to pay other Equipment Acquisition Costs;

          WHEREAS, HCC has requested that the Investors, Agent and the Required Lenders (i) amend certain definitions and covenants in the Participation Agreement and Credit Agreement and (ii) amend and restate the Guarantee, dated as of June 15, 1999, among Hanover Compressor Company ("Holdings"), HCC and certain subsidiaries of Holdings (the "Existing Guarantee") so as to permit HCC to enter into transactions involving the New Equipment Lease Transactions; and

          WHEREAS, the Investors, Agent and the Required Lenders are agreeable to the requested amendments, but only on the terms and subject to the conditions set forth herein; and

          WHEREAS, Holdings, HCC and the New Guarantors have agreed to execute and deliver the Amended and Restated Guarantee to the Agent and the Lessor, for the ratable benefit of the Lenders and the Investors;

          NOW THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

          I. Defined Terms. As used in this Amendment, terms defined in the preamble hereof and the recitals hereto are used herein as so defined, terms defined in either Participation Agreement are used herein as therein defined and the following terms shall have the following meanings:

          "Amended and Restated Guarantee" shall mean the Amended and Restated Guarantee, dated as of March 13, 2000, among Holdings, HCC and the New Guarantors, substantially in the form of Exhibit A hereto.

          "New Equipment Lease Transactions" shall mean the transactions contemplated under the New Equipment Lease Documents, as further described in the term sheet attached as Annex A hereto.

          "New Equipment Lease Documents" shall mean (i) the Participation Agreement, dated as of March 13, 2000 (the "New Participation Agreement"), among Hanover Compression Inc., a Delaware corporation, Hanover Equipment Trust 2000A, First Union National Bank and Scotiabanc Inc., as investors, the lenders parties thereto and The Chase Manhattan Bank, a New York banking corporation, as the agent for the lenders thereunder and (ii) the other "Operative Documents" as defined in the New Participation Agreement.

          "New Guarantors" shall mean Hanover Compressor Limited Holdings, LLC, Hanover Maintech Limited Partnership, Hanover/Smith Limited Partnership, Hanover Land Limited Partnership, Hanover Maintech Limited Partnership.

          II.     Amendments to the Participation Agreement.

          1. Amendment to Annex A (Rules of Usage). Annex A to the Participation Agreement is hereby amended by deleting it in its entirety and substituting in place thereof Annex B as attached hereto.

          2. Addition of Annex B (Pricing Grid). The Participation Agreement is hereby amended by adding Annex C hereto as Annex B thereto.

          III.    Amendments to the Credit Agreement.

          1. Sections 9.5 though 9.17 (a) Sections 9.5 through 9.8 to the Credit Agreement are hereby amended by deleting them in their entirety and substituting in place thereof the following:

          "9.5 Successors and Assigns; Participations; Purchasing Lenders. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ('Participants') participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Operative Agreements, provided that each such sale shall be of Loans and Commitments in an aggregate amount of at least $5,000,000, and provided, further, that no Lender may so sell its Commitments so that less than $5,000,000 of such Commitments are held by such Lender without participating interests therein, unless such Lender (excluding Chase) so sells 100% of its Commitments. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Operative Agreements, and the Guarantors and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Operative Agreements. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of a Credit Agreement Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that such Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lenders the proceeds thereof as provided in subsection 9.6. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.13, 2.14 and 2.15 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time may sell to any Lender or any Affiliate thereof and, with the consent of the Borrower and the Agent (which in each case shall not be unreasonably withheld), to one or more additional banks or financial institutions ('Purchasing Lenders') all or any part of the assigning Lender's rights and obligations under this Agreement and the other Operative Agreements pursuant to an Assignment and Acceptance, substantially in the form of Exhibit B, executed by such Purchasing Lender, such assigning Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Borrower and the Agent) and delivered to the Agent for its acceptance and recording in the Register, provided that each such sale shall be of Loans and Commitments of an aggregate amount of at least $5,000,000 and provided, further, that no Lender party to this Agreement on the date hereof may so sell any of its initial Commitments hereunder such that such Lender holds directly less than $5,000,000 of such Commitments unless such Lender (excluding Chase) so sells 100% of its Commitments. Any such assignment shall be ratable as between the Tranche A Loans and Tranche B Loans. Such Assignment and Acceptance shall specify an Effective Date which is not less than five Business Days after the date of execution thereof. Upon such execution, delivery, acceptance and recording, from and after the Effective Date determined pursuant to such Assignment and Acceptance, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such assigning Lender under this Agreement.

          (d) The Agent shall, on behalf of the Borrower, maintain at its address referred to in subsection 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the 'Register') for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

          (e) Upon its receipt of an Assignment and Acceptance executed by a transferor Lender and Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Borrower and the Agent) together with payment to the Agent of a registration and processing fee of $3,500, the Agent shall (i) promptly accept such Assignment and Acceptance (ii) on the Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and HCC.

          (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 9.5 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          (g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

          (h) Holdings and the Borrower authorize each Lender to disclose to any Participant or Purchasing Lender (each, a 'Transferee') and any prospective Transferee any and all financial information in such Lender's possession concerning any Guarantor and its affiliates which has been delivered to such Lender by or on behalf of Holdings or the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of Holdings or the Borrower in connection with such Lender's credit evaluation of the Guarantors and their affiliates prior to becoming a party to this Agreement.

          (i) If, pursuant to this subsection, any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Lender (and, in the case of any Purchasing Lender registered in the Register, the Agent and the Borrower) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender (and, in the case of any Purchasing Lender registered in the Register, the Agent and the Borrower) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

          (j) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Lender in accordance with applicable law.".

                  (b) Section 9.9 through 9.17 to the Credit Agreement are hereby amended by renumbering them as Sections 9.6 through 9.14 respectively.

          IV.     General.

          3. Effectiveness. This Amendment shall become effective upon fulfillment of the following conditions precedent: (a) The Agent shall have received duly executed copies of this Amendment from HCC, acknowledged and agreed to by each of Holdings and the New Guarantors, (b) The Agent shall have received, with a copy for each Lender, the Amended and Restated Guarantee, executed and delivered by duly authorized officers of Holdings and each New Guarantor, (c) the Agent shall have received duly executed copies of this Amendment from the Required Lenders and the Investors under the Participation Agreement, (d) no Default or Event of Default shall have occurred and be continuing on the date hereof after giving effect to this Amendment and (e) the Agent shall have received duly executed copies of the New Equipment Lease Documents.

          4. Representations and Warranties. Holdings, The Borrower and each of the New Guarantors hereby represents and warrants that the representations and warranties contained in the Participation Agreements and the Operative Agreements (as defined in the Participation Agreement) (except those which expressly speak as of a certain date) will be, after giving effect to this Amendment, true and correct in all material respects, as if made on and as of the date hereof.

          5. Continuing Effect of Participation Agreements and Operative Agreements. This Amendment shall not constitute an amendment or waiver of any other provision of either the Participation Agreement or the Operative Agreements (as defined in the Participation Agreement) not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of HCC, Holdings, the Lessor, or New Guarantors that would require a waiver or consent of the Agent and/or the Lenders. Except as expressly amended hereby, the provisions of the Participation Agreement and the Operative Agreements (as defined in the Participation Agreement) are and shall remain in full force and effect.

          6. Counterparts. This Amendment may be executed in counterparts and all of the said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

          7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          8. Expenses. Holdings and HCC agree to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the fees and disbursements of counsel to the Agent.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        HANOVER COMPRESSION INC. (formerly
                                        known as Hanover Compressor Company),
                                        as Lessee and as a Guarantor


                                        By: /s/ Curtis Bedrich
                                           ----------------------------
                                           Name:  Curtis Bedrich
                                           Title: Treasurer


                                        HANOVER EQUIPMENT TRUST 1999A

                                        By: Wilmington Trust Company, not
                                            individually but solely as Trustee


                                        By:
                                           -----------------------------
                                           Name:
                                           Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        HANOVER COMPRESSION INC. (formerly
                                        known as Hanover Compressor Company),
                                        as Lessee and as a Guarantor


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


                                        HANOVER EQUIPMENT TRUST 1999A

                                        By: Wilmington Trust Company, not
                                            individually but solely as Trustee


                                        By: /s/ Anita E. Dallago
                                           -----------------------------
                                           Name:  Anita E. Dallago
                                           Title: Administrative Account Manager

Acknowledged and agreed to
as of the date hereof:


HANOVER COMPRESSOR COMPANY,
as a Guarantor


By: /s/ Curtis Bedrich
   ------------------------------
   Name:  Curtis Bedrich
   Title: Treasurer

HANOVER COMPRESSOR LIMITED HOLDINGS, LLC, as a Guarantor

by Hanover General Holdings, Inc.
as sole member


By: /s/ Curtis Bedrich
   ------------------------------
   Name:  Curtis Bedrich
   Title: Treasurer


HANOVER MAINTECH LIMITED PARTNERSHIP,
as a Guarantor

by Hanover General Holdings, Inc.,
as general partner


By: /s/ Curtis Bedrich
   ------------------------------
   Name:  Curtis Bedrich
   Title: Treasurer

HANOVER/SMITH LIMITED PARTNERSHIP,
as a Guarantor

by Hanover General Holdings, Inc.,
as general partner


By: /s/ Curtis Bedrich
   ------------------------------
   Name:  Curtis Bedrich
   Title: Treasurer

HANOVER LAND LIMITED PARTNERSHIP,
as a Guarantor

by Hanover General Holdings, Inc.,
general partner


By: /s/ Curtis Bedrich
   ---------------------------------
   Name:  Curtis Bedrich
   Title: Treasurer

                                SOCIETE GENERALE, SOUTHWEST AGENCY, as a
                                Lender


                                By: /s/ Mark A. Cox
                                   --------------------------------
                                   Name:  Mark A. Cox
                                   Title: Director
                                          Head of Houston Office

                                        SUNTRUST BANK, ATLANTA, as a Lender


                                        By: /s/ John A. Fields, Jr.
                                           -------------------------------
                                           Name:  John A. Fields, Jr.
                                           Title: Managing Director

                                        THE INDUSTRIAL BANK OF JAPAN, LTD.,
                                        NEW YORK BRANCH, as a Lender


                                        By: /s/ Michael N. Oakes
                                           ---------------------------------
                                           Name:  Michael N. Oakes
                                           Title: Senior Vice President,
                                                  Houston Office

                                        BANK ONE, N.A. (formerly known as The
                                        First National Bank of Chicago),
                                        as a Lender


                                        By: /s/ Karen Patterson
                                           -------------------------------
                                           Name:  Karen Patterson
                                           Title: First Vice President

                                        DG BANK DEUTSCHE GENOSSENSCHAFTSBANK
                                        AG, as a Lender


                                        By: /s/ Mark K. Connelly
                                           ---------------------------------
                                           Name:  Mark K. Connelly
                                           Title: Vice President


                                        By: /s/ Richard W. Wilbert
                                           ---------------------------------
                                           Name:  Richard W. Wilbert
                                           Title: Vice President

                                        CREDIT LYONNAIS NEW YORK BRANCH,
                                        as a Lender


                                        By: /s/ [Illegible]
                                           ---------------------------------
                                           Name:   [Illegible]
                                           Title:  [Illegible]

                                        COMERICA BANK, as a Lender


                                        By: /s/ T. Bancroft Mattei
                                           ----------------------------------
                                           Name:  T. Bancroft Mattei
                                           Title: Account Officer

                              BANKERS TRUST COMPANY, as a Lender

                              By:  /s/ Marcus M. Tarkington
                                 ---------------------------------
                                 Name:  Marcus M. Tarkington
                                 Title: Principal

                              FUJI BANK, LIMITED, as a Lender

                              By: /s/ Toru Maeda
                                  ---------------------------------
                                  Name:  Toru Maeda
                                  Title: Executive Vice President and
                                           General Manager

                              PARIBAS, as a Lender


                              By: /s/ [Illegible]
                                  ------------------------------------
                                  Name:  [Illegible]
                                  Title: Vice President


                              By: /s/ Betsy Jocher
                                  -------------------------------------
                                  Name:  Betsy Jocher
                                  Title: Vice President

                              BANK OF SCOTLAND, as a Lender


                              By: /s/ Joseph Fratus
                                  --------------------------------
                                  Name:  Joseph Fratus
                                  Title: Asst. Vice President

                              THE BANK OF NOVA SCOTIA, as a Lender


                              By: /s/ N. Bell
                                 ------------------------------
                                 Name:  N. Bell
                                 Title: Assistant Agent

                              ABN AMRO BANK N.V., as a Lender

                              By: /s/ [Illegible]
                                 ------------------------------
                                 Name:  [Illegible]
                                 Title: Vice President


                              By: /s/ Brandi Lippincott
                                 ------------------------------
                                 Name:  Brandi Lippincott
                                 Title: Assistant Vice President

                              FBTC LEASING CORP., as an Investor

                              By: /s/ Victor Mora
                                 ------------------------------
                                 Name:  Victor Mora
                                 Title: Vice President

                              SOCIETE GENERALE FINANCIAL CORPORATION,
                              as an Investor

                              By: /s/ [Illegible]
                                 ------------------------------
                                 Name:  [Illegible]
                                 Title: [Illegible]

                              THE CHASE MANHATTAN BANK, as Agent and Lender


                              By: /s/ Peter M. Ling
                                 ------------------------------
                                 Name:  Peter M. Ling
                                 Title: Vice President

                              WELLS FARGO BANK (TEXAS) N.A., as a Lender


                              By: /s/ Joseph P. Maxwell
                                 ------------------------------
                                 Name:  Joseph P. Maxwell
                                 Title: Vice President

                              WILMINGTON TRUST COMPANY, in its individual capacity, only to the extent expressly set forth herein


                              By: /s/ Anita E. Dallago
                                 ------------------------------
                                 Name:  Anita E. Dallago
                                 Title: Administrative Account Manager

                                     ANNEX A

                 DESCRIPTION OF NEW EQUIPMENT LEASE TRANSACTIONS

                                                                      ANNEX B TO
                                                                 THIRD AMENDMENT

                         RULES OF USAGE AND DEFINITIONS

                                 Rules of Usage

          The following rules of usage shall apply to this Annex A and the Operative Agreements (and each appendix, schedule, exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein:

          (a) Except as otherwise expressly provided, any definitions defined herein or in any other document shall be equally applicable to the singular and plural forms of the terms defined.

          (b) Except as otherwise expressly provided, references in any document to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.

          (c) The headings, subheadings and table of contents used in any document are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.

          (d) References to any Person shall include such Person, its successors and permitted assigns and transferees.

          (e) Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified, extended or supplemented from time to time in accordance with the applicable provisions thereof.

          (f) Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.

          (g) When used in any document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

          (h) References to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

          (i) Each of the parties to the Operative Agreements and their counsel have reviewed and revised, or requested revisions to, the Operative Agreements, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Operative Agreements and any amendments or exhibits thereto.

          (j) For purposes of determining compliance with the covenants contained in Subsection 10.1 and 11.1 of the Guarantee, the term "Holdings" shall be deemed a reference to HCC for any period which is prior to December 9, 1999, covered by such covenants.

                                   Definitions

          "ABR" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and
     (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Lender of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "ABR Loans" shall mean Loans the rate of interest applicable to which is based upon the ABR.

          "Acceleration" shall have the meaning set forth in Section 6.1 of the Credit Agreement.

          "Account" shall have the meaning set forth in Section 8.1(a) of the Credit Agreement.

          "Adjustment Date" as defined in the Pricing Grid.

          "Adjusted EBITDA Companies" shall mean Holdings and each of its wholly-owned Subsidiaries which (i) is organized under a jurisdiction of the United States, Canada and any other country approved by Required Lenders and (ii) has at least 90% of its assets located in any such jurisdiction or which derives at least 90% of its revenues from such jurisdiction, in each case, at the time the applicable calculation is being made for purposes of subsection 11.1(c).

          "Advance" shall mean an advance of Loans by the Lenders and an advance of the Investor Contribution by the Investors, in each case pursuant to
     Section 5.2 of the Participation Agreement to pay Equipment Acquisition Costs.

          "Affiliate" shall mean, as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person; provided, however, that in no case shall the Trust Company be considered to be an Affiliate of any of the Trustee, the Trust, the Agent or the Investors, nor shall any of the Trustee, Trust, Agent or Investors be considered to be an Affiliate of the Trust Company. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 30% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "After Tax Basis" shall mean, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient (less any tax savings realized and the present value of any tax savings projected to be realized by the recipient as a result of the payment of the indemnified amount) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

          "Agent" shall mean The Chase Manhattan Bank, a New York banking corporation, as the agent for the Lenders under the Credit Agreement and the other Operative Agreements, or any successor agent appointed in accordance with the terms of the Credit Agreement.

          "Aggregate Tranche A Percentage" shall mean, as of any date of determination, a fraction, expressed as a percentage, equal to the sum of the aggregate of the Maximum Residual Guarantee Amounts with respect to each piece of Equipment as of such date divided by the aggregate of the Tranche A/B Equipment Cost of each of the pieces of Equipment as of such date.

          "Applicable Commitment Fee Rate" shall mean, for each day, the rate per annum determined pursuant to the Pricing Grid.

          "Applicable Margin" shall mean, for each day, the rate per annum determined pursuant to the Pricing Grid.

          "Applicable Margin Certificate" shall have the meaning set forth in
     Section 10.2(f) of the Guarantee.

          "Appraisal" shall mean, with respect to the Equipment, an appraisal, ordered by the Agent, prepared by a reputable independent appraiser acceptable to the Agent, of such Equipment, which complies with all applicable Legal Requirements and is otherwise in a form satisfactory to Agent. The appraisal shall state an estimate of the value thereof at the end of the Term and may cover more than one piece of Equipment.

          "Appraisal Procedure" shall have the meaning given such term in
     Section 21.4 of the Lease.

          "Arranger" shall mean Chase Securities Inc.

          "Assignment and Acceptance" shall have the meaning set forth in
     Section 9.7 of the Credit Agreement.

          "Assignment of Lease" shall mean the collective reference to the Assignment of Leases, Rents and Guarantee dated as of the Initial Closing Date from the Lessor to the Agent for the benefit of the Lenders and each Supplement to Assignment of Leases dated as of each Equipment Closing Date, as each may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

          "Available Commitment" shall mean, as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over (b) the aggregate principal amount of all Loans made by such Lender then outstanding.

          "Available Investor Commitment" shall mean at any time, an amount equal to the excess, if any, of (a) the amount of Investor Commitment over
     (b) the aggregate amount of all Investor Contributions made by the Investors as of such date.

          "Basic Rent" shall mean, the sum of (i) the Tranche A Basic Rent, (ii) the Tranche B Basic Rent and (iii) the Investor Yield, calculated as of the applicable date on which Basic Rent is due.

          "Basic Term" shall mean for each piece of Equipment, the period commencing on the Equipment Closing Date for such Equipment and ending on the Maturity Date.

          "Benefitted Lender" shall have the meaning set forth in Section 9.9 of the Credit Agreement.

          "Bill of Sale" shall have the meaning set forth in Section 6.2(b) of the Participation Agreement.

          "Borrower" shall mean Lessor, in its capacity of borrower under the Credit Agreement.

          "Borrowing Date" shall mean any Business Day specified in a Requisition as a date on which the Borrower requests the Lenders to make Loans under the Credit Agreement.

          "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, and in the case of a Eurodollar Loan, any day on which dealings in U.S. dollar deposits are carried on in the interbank Eurodollar market and on which commercial banks are open for domestic and international business in New York and London.

          "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Capitalized Lease Obligations" shall mean all obligations under capital leases of any Person, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

          "Cash Equivalents" shall mean (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Rating Group ("S&P") or P-2 by Moody's Investors Services, Inc. ("Moody's"), (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any political subdivision or taxing authority of any such state, commonwealth or territory or any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "Casualty" shall mean any damage or destruction of all or any portion of a piece of Equipment as a result of fire or other casualty.

          "C/D Assessment Rate" shall mean for any day the net annual assessment rate (rounded upwards, if necessary, to the next 1/100 of 1%) determined by Chase to be payable on such day to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in Dollars at offices of Chase in the United States.

          "C/D Reserve Percentage" shall mean for any day as applied to any calculation of the Base CD Rate, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of-1980, 42 U.S.C. Sections 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986, and all rules and regulations thereunder.

          "Certificate" shall mean a certificate issued pursuant to the Trust Agreement to evidence an investment in the beneficial ownership of the Trust Estate, and shall include any certificate issued in exchange therefor or replacement thereof.

          "Chase" shall mean The Chase Manhattan Bank, a New York banking corporation.

          "Claims" shall mean any and all actions, suits, penalties, claims and demands and reasonable out-of-pocket liabilities, losses, costs and expenses (including, without limitation, reasonable attorney's fees and expenses) of any nature whatsoever.

          "Closing Date" shall mean the Initial Closing Date and each Equipment Closing Date.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

          "Collateral" shall mean all assets of the Lessor, now owned or hereafter acquired, upon which a Lien is purported to be created by the Security Documents.

          "Collicut" shall mean Collicut Hanover Compression Co., a Nova Scotia unlimited liability company.

          "Commitment" shall mean, as to any Lender, the obligation of such Lender to make Loans to the Borrower under the Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1 of the Credit Agreement.

          "Commitment Fee" shall mean, on each Commitment Fee Payment Date, an amount equal to the product of (i) the Available Commitment on such Commitment Fee Payment Date times (ii) the Applicable Commitment Fee Rate.

          "Commitment Fee Payment Date" shall mean the last day of each March, June, September and December during the Commitment Period and the last Business Day of the Commitment Period or such earlier date as the Commitments shall terminate as provided in the Credit Agreement.

          "Commitment Percentage" shall mean, as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

          "Commitment Period" shall mean the period from and including the Initial Closing Date to but not including the earlier of (i) the first anniversary of the Initial Closing Date and (ii) the date on which an Acceleration occurs.

          "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with HCC within the meaning of
     Section 4001 (a)(14) of ERISA or is part of a group which includes HCC and which is treated as a single employer under Section 414 of the Code.

          "Condemnation" shall mean any taking or sale of the use, access, or title to any piece of Equipment or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual eminent domain proceeding or other taking of action by any Person having the power of eminent domain.

          "Consent to Assignment" shall mean the collective reference to the Lessee's Consent to Assignment dated as of the Initial Closing Date from the Lessee and the Guarantors to the Agent with respect to the Assignment of Leases, as amended, supplemented or otherwise modified from lime to time in accordance with the terms thereof or of any other Operative Agreement.

          "Consolidated Adjusted EBITDA" shall mean, for any period, the sum of Consolidated EBITDA for the Adjusted EBITDA Companies.

          "Consolidated Capitalization" shall mean, at a particular date, as to any Person, the sum of (a) Consolidated Net Worth and (b) the amount of Consolidated Indebtedness at such date.

          "Consolidated Earnings Before Interest and Taxes" shall mean, for any period, with respect to any Person, the sum of (a) Consolidated Net Income for such period, (b) all amounts attributable to provision for taxes measured by income (to the extent that such amounts have been deducted in determining Consolidated Net Income for such period) and (c) Consolidated Interest Expense for such period (to the extent that such amounts have been deducted in determining Consolidated Net Income for such period).

          "Consolidated EBITDA" shall mean, for any period, with respect to any Person, the sum of (a) Consolidated Earnings Before Interest and Taxes for such Person for such period plus, (b) all amounts attributable to depreciation and amortization, determined in accordance with GAAP (to the extent such amounts have been deducted in determining Consolidated Earnings Before Interest and Taxes for such period) plus, (c) all amounts classified as extraordinary charges for such period (to the extent such amounts have been deducted in determining Consolidated Earnings Before Interest and Taxes for such period) minus, (d) all amounts classified as extraordinary income for such period (to the extent such amounts have been included in determining Consolidated Earnings Before Interest and Taxes for such period).

          "Consolidated Indebtedness" shall mean, at a particular date, as to any Person, all Indebtedness of such Person and its Subsidiaries other than Indebtedness in respect of Financing Leases, determined on a consolidated basis in accordance with GAAP at such date.

          "Consolidated Indebtedness Ratio" shall have the meaning set forth in
     Section 11.l(d) of the Guarantee.

          "Consolidated Interest Expense" shall mean, for any period, with respect to any Person, the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption (including, without limitation, imputed interest included in Financing Lease payments) on a consolidated income statement of such Person and its Subsidiaries for such period, plus, to the extent not so included, payments by such Person and its Subsidiaries under the Equipment Leases attributable to (i) interest payments under the Equipment Lease Tranche A Loans and Equipment Lease Tranche B Loans and (ii) the yield to the Equipment Investors in connection with the Equipment Lease Transactions.

          "Consolidated Lease Expense" shall mean, for any period as to any Person, the aggregate rental obligations of such Person and its Subsidiaries determined on a consolidated basis payable in respect of such period under leases of real and/or personal property (net of income from sub-leases thereof, but including taxes, insurance, maintenance and similar expenses which the lessee is obligated to pay under the terms of said leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person and its Subsidiaries or in the notes thereto, and whether or not such leases constitute Financing Leases, but excluding obligations of such Person and its Subsidiaries with respect to the Equipment Leases.

          "Consolidated Net Income" shall mean, for any period as to any Person, the consolidated net income (or loss) of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, provided that for purposes of determining Consolidated Net Income, payments under Equipment Leases attributable to (i) Equipment Lease Tranche A Loans and Equipment Lease Tranche B Loans and (ii) the yield to the Equipment Investors in connection with the Equipment Lease Transactions shall be considered interest expense.

          "Consolidated Net Worth" shall mean, at a particular date, as to any Person, the amount which could be included under stockholders' equity on a consolidated balance sheet of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a parry or by which it or any of its property is bound.

          "Corporate Credit Agreement" means that Credit Agreement among HCC, Agent and the several banks from time to time parties thereto dated as of December 15, 1997, as amended and restated through March 13, 2000, and as it may be further amended, modified, or supplemented from time-to-time.

          "Corporate Guarantees" shall mean, collectively, that certain Subsidiaries' Guarantee and Parent Guarantee made by the Guarantors pursuant to the Corporate Credit Agreement and such other guarantees of the loans and the other obligations of HCC under the Corporate Credit Agreement.

          "Credit Agreement" shall mean the Credit Agreement dated as of the Initial Closing Date among the Lessor, the Agent and the Lenders, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

          "Credit Agreement Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Credit Agreement Event of Default.

          "Credit Agreement Event of Default" shall have the meaning set forth in Section 6.1 of the Credit Agreement.

          "Credit Documents" shall mean the Credit Agreement, the Notes, the Guarantee, the Lease and the Security Documents.

          "Current Ratio" shall mean, at a particular date, as to any Person and its Subsidiaries, the quotient of the consolidated current assets of such Person and its Subsidiaries at such time, to the consolidated current liabilities of such Person and its Subsidiaries at such time less the current portion of long-term debt (all determined in accordance with GAAP at such time), provided that for purposes of calculating the Current Ratio, current liabilities of such Person and its Subsidiaries which are then accrued but unpaid with respect to the Equipment Lease Tranche A Loans shall be included as current liabilities of such Person.

          "Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

          "Derivatives" shall mean, any swap, hedge, cap, collar, or similar arrangement providing for the exchange of risks related to price changes in any commodity, including money.

          "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

          "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

          "Effective Date" shall have the meaning set forth in the Assignment and Acceptance.

          "Environmental Claim" shall mean any claim, notice of claim, complaint, notice of violation, letter, or other assertion or inquiry of any kind concerning any asserted or actual violation of or liability under any Environmental Law or any asserted or actual violation or liability relating to any Hazardous Substance.

          "Environmental Law" shall mean any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including without limitation, Hazardous Substances, as now or may at any time hereafter be in effect.

          "Environmental Violation" shall mean any activity, occurrence or condition that violates or results in non-compliance with any applicable Environmental Laws or results in a written complaint or other written claim from a Governmental Authority with respect to any Environmental Laws.

          "Equipment" shall mean natural gas compressors used in gas and oil field gathering, transmission and processing activities that are acquired by the Lessor and then leased by the Lessor to Lessee pursuant to the terms of the Operative Agreements.

          "Equipment Acquisition Costs" shall mean all costs and expenses incurred in connection with the acquisition of any Equipment, including all reasonable professional fees and other soft costs incurred in connection therewith, Transaction Expenses and other pre-closing and closing costs incurred by Lessee in connection with the transactions contemplated by the Operative Agreements.

          "Equipment Closing Certificate" shall mean a certificate executed by a Responsible Officer of the Lessee certifying (i) the Tranche A Percentage for the particular piece of Equipment and (ii) the Aggregate Tranche A Percentage for all Equipment after giving effect to the acquisition of the particular piece of Equipment substantially in the form attached as Exhibit F to the Participation Agreement.

          "Equipment Closing Date" shall mean each date on which the Lessor purchases any piece of Equipment.

          "Equipment Cost" shall mean with respect to a piece of Equipment the aggregate amount of the Tranche A/B Equipment Cost allocated to such piece of Equipment pursuant to the Credit Agreement, plus the Investor Equipment Cost for such piece of Equipment.

     "Equipment Guarantees" shall mean (i) the Guarantee dated as of July 22, 1998 (as amended, supplemented or otherwise modified from time to time), made by Holdings. HCC, Hanover/Smith, HMI, Hanover Land Company, in favor of Hanover Equipment Trust 1998A and The Chase Manhattan Bank, as agent,
     (ii) the Guarantee dated as of June 15, 1999 (as amended, supplemented or otherwise modified from time to time), made by Holdings, HCC, Hanover/Smith, HMI, Hanover Land Company, in favor of Hanover Equipment Trust 1999A and The Chase Manhattan Bank, as agent and (iii) the Guarantee dated as of March 13, 2000 (as amended, supplemented or otherwise modified from time to time), made by Holdings, HCC and certain of their Subsidiaries listed on the signature pages thereto, in favor of Hanover Equipment Trust 2000 A and The Chase Manhattan Bank, as agent.

          "Equipment Lease Credit Agreements" shall mean (i) the Credit Agreement dated as of July 23, 1998 (as amended, supplemented or otherwise modified from time to time), among Hanover Equipment Trust 1998A, as borrower, the several lenders from time to time parties thereto and The Chase Manhattan Bank, as agent, (ii) the Credit Agreement dated as of June 15, 1999 (as amended, supplemented or otherwise modified from time to time), among Hanover Equipment Trust 1999A, as borrower, the several lenders from time to time parties thereto, the managing agents thereto and The Chase Manhattan Bank, as agent and (iii) the Credit Agreement dated as of March 13, 2000 (as amended, supplemented or otherwise modified from time to time), among Hanover Equipment Trust 2000A, as borrower, the several lenders from time to time parties thereto, Industrial Bank of Japan, LTD., as syndication agent, the Bank of Nova Scotia, as documentation agent and The Chase Manhattan Bank, as agent.

          "Equipment Lease Participation Agreements" shall mean (i) the Participation Agreement dated July 22, 1998 (as amended, supplemented or otherwise modified from time to time), among HCC, Hanover Equipment Trust 1998A, Societe Generale Financial Corporation, as investor, The Chase Manhattan Bank, as agent, and the lenders parties thereto, (ii) the Participation Agreement dated June 15, 1999 (as amended, supplemented or otherwise modified from time to time), among HCC, Hanover Equipment Trust 1999A, Societe Generale Financial Corporation and FBTC Leasing Corp., as investors, the managing agents thereto, The Chase Manhattan Bank, as agent, and the lenders parties thereto and (iii) the Participation Agreement dated March 13, 2000 (as amended, supplemented or otherwise modified from time to time), among HCC, Hanover Equipment Trust 2000A, First Union National Bank and Scotiabanc Inc., as investors, Industrial Bank of Japan, LTD., as syndication agent, the Bank of Nova Scotia, as documentation agent, The Chase Manhattan Bank, as agent, and the lenders parties thereto.

          "Equipment Lease Tranche A Loans" shall mean the loans to be made pursuant to each Equipment Lease Credit Agreement and identified as the "Tranche A Loans" in Schedule 1.1 of each of the Equipment Lease Credit Agreements.

          "Equipment Lease Tranche B Loans" shall mean the loans to be made pursuant to each Equipment Lease Credit Agreement and identified as the "Tranche B Loans" in Schedule 1.1 of each of the Equipment Lease Credit Agreements.

          "Equipment Lease Transactions" shall mean the transactions whereby HCC leases natural gas compressors from the Lessors as described in each of the Equipment Lease Participation Agreements and any Operative Document (as defined in such Equipment Lease Participation Agreements).

          "Equipment Leases": (i) the Lease dated as of July 23, 1998 (as amended, supplemented or otherwise modified from time to time), between Hanover Equipment Trust 1998A, as lessor, and HCC, as lessee, (ii) the Lease dated as of June 15, 1999 (as amended, supplemented or otherwise modified from time to time), between Hanover Equipment Trust 1999A, as lessor, and HCC, as lessee, and (iii) the Lease dated as of March 13, 2000 (as amended, supplemented or otherwise modified from time to time), between Hanover Equipment Trust 2000A, as lessor, and HCC, as lessee.

          "Equipment Investors" means the parties that hold the beneficial interest in the respective Equipment Lessors.

          "Equipment Lessors" means the lessors under the Equipment Leases.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" shall mean each entity required to be aggregated with the Lessee pursuant to the requirements of Section 414(b) or (c) of the Code.

          "Eurocurrency Reserve Requirements" shall mean for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which Chase is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

          "Eurodollar Loans" shall mean Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Rate" shall mean with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    -----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

          "Eurodollar Tranche" shall mean the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Event of Default" shall mean a Lease Event of Default or a Credit Agreement Event of Default.

          "Excepted Payments" shall mean:

               (a) all indemnity payments (including indemnity payments made pursuant to Section 12 of the Participation Agreement), to which the Lessor, Trust Company or the Investors are entitled;

               (b) any amounts (other than Basic Rent, Termination Value, or Purchase Option Price) payable under any Operative Agreement to reimburse the Lessor, the Trust Company, the Investors, or any of their respective Affiliates (including the reasonable expenses of the Trust Company and the Investors incurred in connection with any such payment) for performing or complying with any of the obligations of Lessee under and as permitted by any Operative Agreement;

               (c) any amount payable to the Investors by any transferee of the interest of the Investors as the purchase price of the Investors' interest in the Trust Estate (or a portion thereof);

               (d) any insurance proceeds (or payments with respect to risks self- insured or policy deductibles) under liability policies with respect to the Equipment other than such proceeds or payments payable to the Lessee or the Agent;

               (e) any insurance proceeds under policies maintained by the Lessor, Trust Company or the Investors;

               (f) Transaction Expenses or other amounts or expenses paid or payable to or for the benefit of the Trust Company or the Investors;

               (g) all right, title and interest of the Investors or the Lessor to any Equipment, any portion thereof or any other property to the extent any of the foregoing has been released from the Liens of the Security Agreement and the Assignment of Lease pursuant to the terms thereof and not otherwise purchased by the Lessee or a third party pursuant to the terms of the Lease;

               (h) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (g) above; and

               (i) any rights of the Investors, the Trust Company or the Lessor to demand, collect, sue for or otherwise receive and enforce payment of any of the foregoing amounts.

          "Excepted Rights" shall mean the rights retained by the Lessor pursuant to Section 8.3(i) of the Credit Agreement and all right, title and interest of the Lessor in the Shared Rights.

          "Excess Sales Proceeds" shall have the meaning given to such term in
     Section 8.l(b)(iii) of the Credit Agreement.

          "Exculpated Persons" shall have the meaning set forth in Section 9.17 of the Credit Agreement.

          "Expiration Date" shall mean the final day of the Term.

          "Fair Market Sales Value" shall mean the amount, which in any event shall not be less than zero, that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of any piece of Equipment. Fair Market Sales Value shall be determined based on the assumption that, except for purposes of Section 21.3 of the Lease, any piece of Equipment is in the condition and state of repair required under Section 10.1 of the Lease and that the Lessee is in compliance with the other requirements of the Operative Agreements.

          "Fee Letter" shall mean the Fee Letter dated May 11, 1999 from Chase and Chase Securities Inc. to HCC.

          "Financing Lease" shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee, and excluding all obligations with respect to the Equipment Leases.

          "GAAP" means generally accepted accounting principles in the United States of America consistent with those used in preparing the audited financial statements referred to in Section 10.1 of the Guarantee.

          "Governmental Action" shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use and operation of the Equipment.

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee" shall mean the Guarantee dated as of the Initial Closing Date from the Guarantors to the Agent for the benefit of the Lenders and to the Lessor for the benefit of the Investors, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

          "Guaranteed Obligations" shall have the meaning specified in Section l(b) of the Guarantee.

          "Guarantee Obligation" means as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantor Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantor Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantor Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantor Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantor Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by HCC, in good faith.

          "Guarantors" shall mean collectively, Lessee, Holdings, Hanover Compressor Limited Holdings, LLC, Hanover Maintech Limited Partnership, Hanover/Smith Limited Partnership, Hanover Land Limited Partnership, Hanover Maintech Limited Partnership.

          "HCC" shall mean Hanover Compression Inc., a Delaware corporation, or its assigns or successors.

          "Hazardous Substance" shall mean any hazardous materials, hazardous waste, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law, including, without limitation, polychlorinated biphenyls.

          "HMS" shall mean Hanover Measurement Services Company, L.P., a Delaware limited partnership, and its successors and assigns.

          "HMS Entities" shall mean HMS, Meter Acquisition Company LP, LLLP, a Delaware limited liability partnership, Hanover Measurement, LLC, a Delaware limited liability company, HCC Holdings, Inc., a Delaware corporation and Hanover MAC, LLC, a Delaware limited liability company.

          "HMS Transactions" shall mean the transactions described in the Common Agreement, dated as of September 30, 1999, by and among Meter Acquisition Company LP, LLLP, Hanover Measurement Services Company, L.P., HPL, Hanover MAC, LLC, HCC Holdings, Inc., Barclays Bank PLC, as agent and arranger, Credit Lyonnais New York Branch, as syndication agent and the other parties thereto.

          "Holdings" shall mean Hanover Compressor Company, a Delaware corporation, the parent company of HCC.

          "HPL" shall mean Houston Pipe Line Company, a Delaware corporation, and its successors and assigns.

          "Impositions" shall mean, except to the extent described in the following sentence, any and all liabilities, losses, expenses and costs of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings ("Taxes") (including (i) real and personal property taxes, including personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) any excise taxes; (iv) real estate transfer taxes, conveyance taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, privilege and doing business taxes, license and registration fees; and (vi) assessments on the Equipment), and in each case all interest, additions to tax and penalties thereon, which at any time prior to, during or with respect to the Term or in respect of any period for which the Lessee shall be obligated to pay Supplemental Rent, may be levied, assessed or imposed by any Federal, state, city, county or local authority upon or with respect to (a) the Equipment or any part thereof or interest therein; (b) the purchase, sale, leasing, financing, refinancing, demolition, construction, renovation, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on, delivery, insuring, use, operation, improvement, transfer of title, return or other disposition of the Equipment or any part thereof or interest therein; (c) the Notes or other indebtedness with respect to the Equipment or any part thereof or interest therein; (d) the rentals, receipts or earnings arising from the Equipment or any part thereof or interest therein; (e) the Operative Agreements or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to the Equipment or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract relating to the construction or renovation of the Equipment; (h) the issuance of the Notes; or (i) otherwise in connection with the transactions contemplated by the Operative Agreements.

          The term "Imposition" shall not mean or include:

                    (i) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on a Tax Indemnitee by the United States federal government that are based on or measured by the gross or net income (including taxes based on capital gains and minimum taxes) of such Person; provided that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                    (ii) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are based upon or measured by the gross or net income or gross or net receipts from rental (including any minimum taxes, withholding taxes or taxes on or measured by capital, net worth, excess profits or items of tax preference or taxes that are capital stock, franchise or doing business taxes) except that this clause (ii) shall not apply to (and thus shall not exclude) any such Taxes imposed on a Tax Indemnitee by a state (or any local taxing authority thereof or therein) where the Equipment is located, possessed or used under the Lease unless the Tax Indemnitee was subject to such tax in such jurisdiction without regard to the transaction contemplated by the Operative Agreements; provided that this clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                    (iii) any interest or penalties imposed on a Tax Indemnitee as a result of the failure of such Tax Indemnitee to file any return or report timely and in the form prescribed by law or to pay any Tax or imposition; provided that this clause (iii) shall not apply (x) if such interest or penalties arise as a result of a position taken (or requested to be taken) by the Lessee in a contest controlled by the Lessee under Section 12.2(g) of the Participation Agreement or (y) to any such interest or penalties that result from such Tax Indemnitee's complying with the reporting procedures set forth in Section 12.2(d) of the Participation Agreement;

                    (iv) any Taxes or impositions imposed on the Lessor that are a result of the Lessor not being considered a "United States person" as defined in Section 7701(a)(30) of the Code;

                    (v) any Taxes which are imposed on a Tax Indemnitee solely as a result of the gross negligence or willful misconduct of such Tax Indemnitee itself (as opposed to gross negligence or willful misconduct imputed to such Tax Indemnitee), but not Taxes imposed as a result of ordinary negligence of such Tax Indemnitee;

                    (vi) any Taxes or impositions imposed upon the Lessor with respect to any voluntary transfer, sale, financing or other voluntary disposition by the Lessor (other than a transfer contemplated and permitted by the Operative Agreements, including any transfer in connection with (1) the exercise by the Lessee of its Purchase Option,
          (2) the occurrence of a Lease Event of Default or a Credit Agreement Event of Default, or (3) a Casualty or Condemnation affecting the Equipment) of any interest in the Equipment or any interest in, or created pursuant to, the Operative Agreements) or any voluntary transfer of any interest in the Lessor (other than in connection with the existence of a Lease Event of Default or a Credit Agreement Event of Default or any involuntary transfer of any of the foregoing interests resulting from the bankruptcy or insolvency of the Lessor (other than in connection with the existence of a Lease Event of Default or a Credit Agreement Event of Default;

                    (vii) any gift, or inheritance, taxes;

                    (viii) Taxes imposed on the Tax Indemnitee or any person who is a "disqualified person", within the meaning of Section 4975(e)(2) of the Code, or a "party in interest", within the meaning of Section 3(14) of ERISA, by virtue of such person's relationship to the Tax Indemnitee as the result of any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code, involving the exercise of discretion or control by such Tax Indemnitee; or

                    (ix) Taxes on, with respect to or measured by any trustee fees for services rendered as trustee of the Trust.

     Any Tax or imposition excluded from the defined term "Imposition" in any one of the foregoing clauses (i) through (vii) shall not be construed as constituting an Imposition by any provision of any other of the aforementioned clauses.

          "Indebtedness" shall mean, of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Financing Leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person and (d) all liabilities secured by any Lien (other than any lien of a type described in subsection 8.3(a) through (j)) on any property owned by such Person even though it has not assumed or otherwise become liable for the payment thereof, provided that all obligations of such Person with respect to Equipment Lease Tranche A Loans shall be considered Indebtedness of such Person.

          "Indemnified Person" shall mean the Trust Company, in its individual and its trust capacity, the Agent, the Lessor, the Investors, the Lenders and their respective successors, assigns, directors, shareholders, partners, officers, employees, agents and Affiliates.

          "Initial Closing Date" shall mean June 15, 1999.

          "Insolvent" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insurance Requirements" shall mean all terms and conditions of any insurance policy required by the Lease to be maintained by the Lessee and all requirements of the issuer of any such policy.

          "Interest Period" shall mean, with respect to any Eurodollar Loan:

               (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto: and

               (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

     provided that, the foregoing provisions relating to Interest Periods are subject to the following:

                   (i) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                   (ii) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date;

                   (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                   (iv) Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

          "Investments" shall have the meaning specified in Section 11.10 of the Guarantee.

          "Investors" shall mean Societe General Financial Corporation, a Delaware corporation and FBTC Leasing Corp., a New York corporation.

          "Investor Commitment" shall mean $6,000,000.

          "Investor Commitment Fee" shall mean, on each Commitment Fee Payment Date, an amount equal to the product of (i) the Available Investor Commitment on such Commitment Fee Payment Date times (ii) the Applicable Commitment Fee Rate

          "Investor Contribution" shall have the meaning specified in Section
     2.1 of the Participation Agreement.

          "Investor Equipment Cost" shall mean with respect to a piece of Equipment an amount equal to the Investor Contribution attributable to such Equipment outstanding from time to time, if any.

          "Investor Yield" shall mean an amount, as of any Payment Date, sufficient to provide the Investors with an annual pre-tax yield on the Investor Contribution of 325 basis points in excess of (i) the highest Eurodollar Rate applicable to any then outstanding

     Eurodollar Tranche or (ii) if no Eurodollar Tranche is then outstanding, the rate of interest per annum on any then outstanding ABR Loan.

          "L/C Obligations" shall mean, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 4.5(a) of the Corporate Credit Agreement.

          "Lease" shall mean the lease dated as of the Initial Closing Date between the Lessor and the Lessee, together with any Lease Supplements thereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

          "Lease Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

          "Lease Event of Default" shall have the meaning given to such term in
     Section 17.1 of the Lease.

          "Lease Secured Obligations" shall have the meaning set forth in
     Section 28.1 of the Lease.

          "Lease Supplement" shall mean each Lease Supplement substantially in the form of Exhibit A to the Lease together with all attachments and schedules thereto, as such Lease Supplement may be supplemented, amended or modified from time to time.

          "Legal Requirements" shall mean all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting any Equipment or the use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to any Equipment or in any way limit the use and enjoyment thereof and any that may relate to Environmental Laws, and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting any Equipment.

          "Lender Financing Statements" shall mean UCC financing statements appropriately completed and executed by the Lessor, as debtor, for filing in the appropriate state (and, where required by the UCC, county) offices in the State in which each piece of Equipment is located in order to perfect a security interest in favor of the

     Agent in the Equipment, as the same may be supplemented, amended or modified from time to time.

          "Lenders" shall mean the several banks and other financial institutions from time to time party to the Credit Agreement.

          "Lessee" shall mean Hanover Compressor Company, a Delaware corporation, as lessee under the Lease or its successor and assigns.

          "Lessor" shall mean Hanover Equipment Trust 1999A, a Delaware business trust or its successor and assigns.

          "Lessor Financing Statements" shall mean UCC financing statements appropriately completed and executed by the Lessee, as debtor, for filing in the appropriate (state and, where required by the UCC, county) offices in the State in which each piece of Equipment is located in order to protect the Lessor's interest under the Lease as a security agreement, as the same may be supplemented, amended or modified from time to time, as the same shall be assigned to the Agent pursuant to appropriate UCC financing statements.

          "Lessor Lien" shall mean any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor, the Trust Company, the Investors or any Affiliate of the Lessor, the Trust Company and/or the Investors, not resulting from the transactions contemplated by the Operative Agreements, (b) any act or omission of the Lessor, the Trust Company, the Investors or any Affiliate of the Lessor, the Trust Company and/or the Investors, which is not required by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (c) any claim against the Lessor, the Trust Company, the Investors or any Affiliate of the Lessor, the Trust Company and/or the Investors, with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify the Lessor, the Trust Company, the Investors or any Affiliate of the Lessor, the Trust Company and/or the Investors, pursuant to the Participation Agreement or (d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Equipment, the Trust Estate or the Operative Agreements other than the transfer of title to or possession of the Equipment by the Lessor pursuant to and in accordance with the Lease, the Credit Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in Section 17 of the Lease.

          "Letters of Credit" shall have the meaning set forth in paragraph 4.1(a) of the Corporate Credit Agreement.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

          "Limited Deficiency Amount" shall mean, with respect to each piece of Equipment, the amount equal to the sum of the Termination Value with respect to such piece of Equipment on each Payment Date less the Maximum Residual Guarantee Amount as of such date with respect to such piece of Equipment.

          "Loan Year" shall mean a period of time from the Initial Closing Date or any anniversary of the Initial Closing Date to the immediately succeeding anniversary of the Initial Closing Date.

          "Loans" shall have the meaning set forth in Section 2.l(a) of the Credit Agreement.

          "MAC" shall mean Meter Acquisition Company LP, LLLP, a Delaware registered limited liability limited partnership, and its successors and assigns.

          "Managing Agents" shall mean the institutions listed on Schedule 1 to the Participation Agreement or Schedule 2 to the Credit Agreement.

          "Marketing Period" shall mean, if the Lessee has not given the Maturity Date Election Notice in accordance with Section 20.2 of the Lease, the period commencing on the date six months prior to the Maturity Date and ending on the Maturity Date.

          "Marketing Period Equity Return" shall mean the total of all amounts received by the Lessor or the Investors during the Marketing Period with respect to the Lessee's payment of the Purchase Option Price or the proceeds of any sale of a piece of Equipment pursuant to Section 21 of the Lease; provided that "Marketing Period Equity Return" shall in no event include any payment made by the Lessee in respect of Investor Yield.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of HCC and its Subsidiaries taken as a whole, (b) the ability of HCC or any of the Subsidiaries of HCC to perform their respective obligations under the Operative Agreements to which each is a party, or (c) the validity or enforceability of any of the Operative Agreements to which each is a party or the rights or remedies of the Agent or the Lenders thereunder.

          "Material Subsidiary" shall mean, at any particular date, each Subsidiary of HCC for which the aggregate value of all assets owned by such Subsidiary is greater than $5,000,000.

          "Maturity Date" shall mean the day immediately preceding the fifth anniversary of the Initial Closing Date.

          "Maturity Date Election Notice" shall have the meaning set forth in
     Section 20.2 of the Lease.

          "Maturity Date Purchase Option" shall mean the Lessee's option to purchase all of the Equipment on the Maturity Date in accordance with
     Section 20.2 of the Lease.

          "Maximum Purchase Option Amount" shall mean 75% of the highest Termination Value of all Equipment owned by the Lessor at any one time during the period from the first anniversary of the Initial Closing Date to 6 months prior to the Maturity Date.

          "Maximum Residual Guarantee Amount" for each piece of Equipment at any time shall mean an amount equal to the product of (x) the Tranche A/B Equipment Cost in respect of such Equipment at such time and (y) the Tranche A Percentage in respect of such Equipment.

          "Modifications" shall have the meaning set forth in Section 11.1(a) of the Lease.

          "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Proceeds" shall mean all amounts paid in connection with any Casualty or Condemnation, and all interest earned thereon, less the expense of claiming and collecting such amounts, including all reasonable costs and expenses in connection therewith for which the Agent or Lessor are entitled to be reimbursed pursuant to the Lease.

          "Net Sale Proceeds Shortfall" shall mean the amount by which the proceeds of a sale of a piece of Equipment described in Section 21.1 of the Lease (net of all expenses of sale) are less than the Limited Deficiency Amount for such Equipment.

          "Non-Excluded Taxes" shall have the meaning set forth in Section 2.15(a) of the Credit Agreement.

          "Non-Recourse Indebtedness" shall mean Indebtedness (i) as to which neither HCC nor any of its Qualified Subsidiaries (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as guarantor or otherwise) and (ii) the explicit terms of which provide that there is no recourse against any of the assets of HCC or its Qualified Subsidiaries (other than the Capital Stock of an Unqualified Subsidiary) or that recourse is limited to assets which do not include the assets of HCC or its Qualified Subsidiaries (other than the Capital Stock of an Unqualified Subsidiary).

          "Notes" shall mean the collective reference to the Tranche A Notes and the Tranche B Notes.

          "Obligations" shall mean the collective reference to (i) the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Borrower to the Agent or the Lenders (including interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the other Credit Documents or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all reasonable fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or any other Credit Document), (ii) all amounts payable by the Lessee under any of the Operative Agreements (including indemnities and Commitment Fees) to the Agent and/or the Lenders and the Lessor and (iii) all amounts owing by the Lessee to the Investors in respect of accrued and unpaid Investor Yield and outstanding fundings of the Investor Contribution.

          "Officer's Certificate" shall mean a certificate signed by any individual holding the office of secretary, vice president or higher, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

          "Operative Agreements" shall mean the following:

          (a)      the Participation Agreement;
          (b)      the Notes;
          (c)      the Lease and each Lease Supplement;
          (d)      the Assignment of Lease;
          (e)      the Credit Agreement;
          (f)      the Security Agreement;
          (g)      the UCC Financing Statements;
          (h)      the Guarantee;
          (i)      the Requisitions; and
          (j)      the Trust Agreement.

          "Overdue Interest" shall mean any interest payable pursuant to Section 2.8(c) of the Credit Agreement.

          "Overdue Rate" shall mean (i) with respect to Tranche A Basic Rent, Tranche B Basic Rent and any other amount owed under or with respect to the Credit Agreement or the Security Documents, the rate set forth in Section 2.8(c)(ii)(y) of the Credit Agreement, (ii) with respect to Investor Yield the rate set forth in Section 2.8(c)(ii)(y) of the Credit Agreement and
     (iii) with respect to the Investor Contribution and any other amount, the amount referred to in Section 2.8(c)(ii)(x) of the Credit Agreement.

          "Participant" shall have the meaning set forth in Section 9.6 of the Credit Agreement.

          "Participation Agreement" shall mean the Participation Agreement dated as of the Initial Closing Date among the Lessee, the Lessor, the Investors, the Agent and the Lenders, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof or of any other Operative Agreement.

          "Payment Date" shall mean each Specified Interest Payment Date and any other date on which a payment is otherwise due under the terms of the Credit Agreement or, if all amounts due under the Credit Agreement have been paid in full and the Credit Agreement has been terminated, the first Business Day of each calendar month during the Term.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "Permitted Business Acquisition" shall mean the formation of a new Subsidiary or any acquisition of all or substantially all the assets of, or 50% or more of the shares of capital stock, partnership interests, joint venture interests, limited liability company interests or other similar equity interests in, or the acquisition of any compression and/or oil and gas production equipment assets of, a Person or division or line of business of a Person (or any subsequent investment made in a Person previously acquired in a Permitted Business Acquisition), if immediately after giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) all transactions related thereto shall be consummated in accordance with applicable laws,
     (c) such acquired or newly formed corporation, partnership, association or other business entity shall be a Subsidiary and all actions required to be taken, if any, with respect to such acquired or newly formed Subsidiary under Section 10.9 of the Guarantee shall have been taken, (d)(i) HCC shall be in compliance, on a pro forma basis after giving effect to such acquisition or formation, with the covenants contained in Section 11.1 of the Guarantee recomputed as at the last day of the most recently ended fiscal quarter of HCC as if such acquisition had occurred on the first day of each relevant period for testing such compliance, and HCC shall have delivered to the Agent an Officers' Certificate to such effect, together with all relevant financial information for such Person or assets and (ii) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness or Guarantor Obligations (except for Indebtedness and Guarantor Obligations permitted by Sections 11.2 and 11.4 of the Guarantee), (e) any acquired or newly formed Subsidiary (including Subsidiaries thereof) shall not have (except for Indebtedness and Guarantor Obligations permitted by Sections 11.2 and 11.4 of the Guarantee) any material liabilities (contingent or otherwise), including, without limitation, liabilities under Environmental Laws and liabilities with respect to any Plan, and HCC shall have delivered to the Agent a certificate, signed by a Responsible Officer, that to the best of such officer's knowledge, no such material liabilities exist.

          "Permitted Exceptions" shall mean (i) Liens of the types described in clauses (i), (ii), (iv) and (v) of the definition of Permitted Liens; (ii) Liens for Taxes not yet due; (iii) Lessor Liens and (iv) all non-monetary encumbrances, exceptions, restrictions, easements, rights of way, servitudes, encroachments and irregularities in title, other than Liens which, in the reasonable assessment of the Agent, materially impair the use of the Equipment for its intended purpose.

          "Permitted Liens" shall mean (i) the respective rights and interests of the parties to the Operative Agreements as provided in the Operative Agreements; (ii) the rights of any sublessee or assignee under a sublease or an assignment or a compressor management agreement expressly permitted by the terms of the Lease; (iii) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of Section
     12.2 of the Participation Agreement; (iv) Liens arising by operation of law, materialmen's, mechanics', workmen's, repairmen's, employees', warehousemen's and other like Liens in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than 30 days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 12.2(g) of the Participation Agreement; (v) Liens of any of the types referred to in clause (iv) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor have been made), which bonding (or arrangements) shall comply with applicable Legal Requirements, and shall have effectively stayed any execution or enforcement of such Liens; (vi) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 12.2 of the Participation Agreement; (vii) Permitted
     Exceptions; and (viii) Lessor Liens.

          "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, governmental authority or any other entity.

          "Plan" shall mean at a particular time, any employee benefit plan which is covered by ERISA and in respect of which Lessee, or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "Pricing Grid" means the pricing grid attached to the Participation Agreement as Annex B.

          "Properties" shall have the meaning set forth in Section 9.15 of the Guarantee.

          "Purchase Notice" shall have the meaning set forth in Section 20.1 of the Lease.

          "Purchase Option" shall have the meaning set forth in Section 20.1 of the Lease.

          "Purchase Option Price" shall have the meaning set forth in Section
     20.1 of the Lease.

          "Purchasing Lender" shall have the meaning specified in Section 9.7(a) of the Credit Agreement.

          "Qualified Subsidiary" shall mean each Subsidiary of the Lessee organized under a jurisdiction of the United States and having assets located primarily in the United States.

          "Register" shall have the meaning set forth in Section 9.8(a) of the Credit Agreement.

          "Release" shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

          "Rent" shall mean, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.

          "Reorganization" shall mean, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
     Section 4241 of ERISA.

          "Replacement Equipment" shall have the meaning set forth in Section 30 of the Lease.

          "Replacement Equipment Closing Date" shall mean each date on which the Lessee substitutes Equipment with Replacement Equipment pursuant to Section 30 of the Lease.

          "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived by the PBGC.

          "Required Lenders" shall mean, at any time, the Lenders the Commitment Percentages of which aggregate at least 51%.

          "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation, By-Laws, Articles of Association or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Requisition" shall have the meaning set forth in Section 5.2(a) of the Participation Agreement.

          "Responsible Officer" shall mean the chief executive officer, president, the executive vice president, treasurer or secretary of any Person, or, with respect to financial matters, the chief financial officer or treasurer of the applicable Person.

          "Restructuring" shall mean both (i) the restructuring of HCC and the creation of Holdings as the corporate parent of HCC effective on December 9, 1999 pursuant to Section 251(g) of the Delaware General Corporation Law, and (ii) the merger of HCC into a newly formed limited partnership which is a Subsidiary of Holdings (such partnership to be the surviving entity of such merger).

          "Sale and Leaseback Transaction" shall have the meaning ascribed to it in subsection 11.13 of the Guarantee.

          "Scheduled Interest Payment Date" shall mean (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the Maturity Date, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

          "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

          "Security Agreement" shall mean that certain Security Agreement dated as of the Initial Closing Date, made by the Lessor in favor of the Agent, as amended, supplemented or otherwise modified from time to time.

          "Security Documents" shall mean the collective reference to the Security Agreement, the Lease, the Assignment of Lease and all other security documents hereafter delivered to the Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Lessor under the Credit Agreement and/or under any of the other Credit Documents or to secure any guarantee of any such obligations and liabilities.

          "Shared Rights" shall mean the rights retained by the Lessor, but not to the exclusion of the Agent, pursuant to Section 8.3(ii) of the Credit Agreement.

          "Shareholder Subordinated Debt" shall mean all Subordinated Debt of the HCC under the Shareholder Subordinated Loan Agreement.

          "Shareholder Subordinated Loan Agreement" shall mean the Exchange and Subordinated Loan Agreement, dated as of December 23, 1996, between HCC and the lenders parties thereto, as amended, supplemented or otherwise modified from time to time.

          "Significant Casualty" shall mean a Casualty that in the reasonable, good faith judgment of the Lessee (as evidenced by an Officer's Certificate) either (a) renders the related Equipment unsuitable for continued use for its intended purpose immediately prior to such Casualty or (b) is so substantial in nature that restoration of such Equipment to substantially its condition as existed immediately prior to such Casualty would be impracticable or impossible.

          "Significant Condemnation" shall mean a Condemnation that in the reasonable, good faith judgment of the Lessee (as evidenced by an Officer's Certificate) either (a) renders the Equipment unsuitable for continued use for its intended purpose immediately prior to such Condemnation or (b) is such that restoration of such Equipment to substantially its condition as existed immediately prior to such Condemnation would be impracticable or impossible.

          "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Specified Interest Payment Date" shall mean (a) any Scheduled Interest Payment Date and (b) any date on which interest is payable pursuant to Section 2.8(d)(ii) of the Credit Agreement in connection with any prepayment of the Loans.

          "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Agent is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to the applicable Interest Period. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subordinated Debt" shall mean, as to any Person, any unsecured Indebtedness (including, with respect to HCC, the Shareholder Subordinated Debt, and, with respect to Holdings, the TIDES Debentures) the terms of which provide that such Indebtedness is subordinate and junior in right of payment to the payment of all obligations and liabilities of such Person to the Administrative Agent and the Lenders hereunder; provided, that prior to an Event of Default, Holdings and any Subsidiary may make regularly scheduled interest payments in respect of such Indebtedness.

          "Subordinated Guarantee Obligation": as to any Person, any unsecured Guarantee Obligation the terms of which provide that such Guarantee Obligation is subordinate and junior in right to the payment of all the obligations and liabilities of such Person to the Agent and the Lenders.

          "Subsidiary" shall mean as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership of other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in any of the Operative Agreements shall refer to a Subsidiary or Subsidiaries of Holdings.

          "Supplement to Assignment of Lease" shall mean each Supplement to Assignment of Lease substantially in the form of Exhibit G to the Participation Agreement together with all attachments and schedules thereto, as the same may be supplemented, amended or modified from time to time.

          "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay to Lessor or any other Person under the Lease or under any of the other Operative Agreements (other than the Guarantee made by the Guarantors in favor of the Agent).

          "Tax Indemnitee" shall mean the Lessor, the Investors, the Trust Company, the Agent, each Lender and their Affiliates, successors, assignees and assigns.

          "Taxes" shall have the meaning set forth in the definition of Impositions.

          "Term" shall mean the Basic Term.

          "Termination Date" shall have the meaning set forth in Section 16.2(a) of the Lease.

          "Termination Notice" shall have the meaning set forth in Section 16.1(a) of the Lease.

          "Termination Value" shall mean with respect to all Equipment, as of any determination date, an amount equal to the sum of (i) the aggregate outstanding principal of the Notes, accrued and unpaid interest on the Notes and any other amounts due under the Credit Agreement, plus (ii) the aggregate outstanding amount of the Investor Contributions and all accrued amounts due on account of the Investor Yield plus (iii) all other amounts due and owing to the Investors, Agent or Lenders under any Operative Agreements. "Termination Value" with respect to a particular piece of Equipment shall mean an amount equal to the product of the Termination Value of all the Equipment times a fraction, the numerator of which is the Equipment Cost allocable to the particular piece of Equipment in question and the denominator of which is the aggregate Equipment Cost for all Equipment.

          "TIDES" shall mean the Term Income Deferrable Equity Securities (TIDES) (SM) issued pursuant to the TIDES Declaration of Trust.

          "TIDES Declaration of Trust" shall mean the Amended and Restated Declaration of Trust, dated as of December 15, 1999, by Holdings, the holders of interests in the Trust from time to time and the trustees thereof.

          "TIDES Debentures" shall mean the unsecured debentures junior and subordinate in right of payment to all the obligations and liabilities of Holdings issued pursuant to the TIDES Indenture.

          "TIDES Guarantees" means (i) the Preferred Securities Guarantee Agreement, dated as of December 15, 1999, between Holdings and Wilmington Trust Company, as guarantee trustee, and the Common Securities Guarantee Agreement, dated as of December 15, 1999, by Holdings.

          "TIDES Indenture" shall mean the Indenture, dated as of December 15, 1999, between Holdings and Wilmington Trust Company, as trustee thereunder.

          "TIDES Trust" shall mean Hanover Compressor Capital Trust, a Delaware business trust, and its successors and assigns.

          "Total Condemnation" shall mean a Condemnation that involves a taking of Lessor's entire title to a piece of Equipment.

          "Tranche A Basic Rent" shall mean the interest due on the Tranche A Loans on any Specified Interest Payment Date pursuant to the Credit Agreement (but not including interest on overdue amounts under Section 2.8(c) of the Credit Agreement or otherwise).

          "Tranche A Loan" shall have the meaning set forth in Section 2.3(b) of the Credit Agreement.

          "Tranche A Note" shall have the meaning set forth in Section 2.2 of the Credit Agreement.

          "Tranche A Percentage" shall mean, with respect to a piece of Equipment, upon the date on which the Borrower first borrows any Loans in connection with the payment of Tranche A/B Equipment Cost for such piece of Equipment, the maximum percentage of the Tranche A/B Equipment Cost in respect of such piece of Equipment which may be allocated to Tranche A Loans as of such date without causing the Lease to be treated as a capital lease for the purposes of Statement of Financial Accounting Standards
     (SFAS) No. 13, as determined in good faith by the Lessee and certified to the Agent in accordance with the terms of the Participation Agreement; provided, however, in no event shall such percentage be less than 82.45% of Equipment Costs. The Tranche A Percentage for a piece of Equipment, as determined upon the date on which the Borrower first borrows any Loans in connection with the payment of Tranche A/B Equipment Cost for such piece of Equipment, shall be the Tranche A Percentage for such piece of Equipment at all times thereafter.

          "Tranche A/B Equipment Cost" shall mean, with respect to each piece of Equipment at any date of determination, an amount equal to (a) the aggregate principal amount of Loans made on or prior to such date with respect to such piece of Equipment minus (b) the aggregate amount of prepayments of the Loans allocated to reduce the Tranche A/B Equipment Cost of such piece of Equipment pursuant to Section 2.5(d) of the Credit Agreement.

          "Tranche B Basic Rent" shall mean the scheduled interest due on the Tranche B Loans on any Payment Date pursuant to the Credit Agreement (but not including interest on overdue amounts under Section 2.8(c) of the Credit Agreement or otherwise).

          "Tranche B Deficit" shall have the meaning specified in Section 9.2 of the Participation Agreement.

          "Tranche B Loan" shall have the meaning set forth in Section 2.3(b) of the Credit Agreement.

          "Tranche B Note" shall have the meaning set forth in Section 2.2 of the Credit Agreement.

          "Tranche B Percentage" shall mean 100% minus the Tranche A Percentage.

          "Transaction Expenses" shall mean:

               (a) the reasonable out-of-pocket expenses, disbursement or cost of Agent and Arranger incurred in connection with the consummation of the transactions contemplated by the Operative Agreements;

               (b) the reasonable fees and reasonable out-of-pocket expenses of the Trust Company in connection with the transactions contemplated by the Operative Agreements, including, without limitation, the initial and annual Trust Company's fee and all reasonable fees and reasonable out-of pocket expenses of the Trust Company and any necessary co-trustees (including reasonable counsel fees and expenses) or any successor trustee, for acting as trustee under the Trust Agreement;

               (c) the fee payable to Arranger in connection with the transactions contemplated by the Operative Agreements;

               (d) any and all Taxes (to the extent provided in Section 11.2 of the Participation Agreement) and fees incurred in recording or filing any Operative Agreement or any other transaction document, any bill of sale, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Agreements;

               (e) any brokers' fees (with respect to brokers retained by or with the prior consent of HCC) and any and all stamp, transfer and other similar taxes, fees and excises, if any, including any interest and penalties, which are payable in connection with the acquisition of any piece of Equipment;

               (f) all reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under the Operative Agreements, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, each Lender and the Investors;

               (g) all reasonable out-of-pocket costs and expenses incurred in connection with any amendment, supplement or modification to the Operative Agreements requested by the Lessee or any Guarantors and any other documents prepared in connection therewith, and the consummation and administration of the transactions contemplated thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent and the Investors; and

               (h) all reasonable out-of-pocket costs and expenses incurred by the Lessor, the Lessee, the Investors or the Agent in connection with any purchase of the Equipment by the Lessee pursuant to the Lease.

          "Transferee" shall have the meaning set forth in Section 2.12 of the Credit Agreement.

          "Trust" shall mean the Lessor.

          "Trustee" shall have the meaning set forth in the Trust Agreement.

          "Trust Agreement" shall mean the Trust Agreement dated as of the Initial Closing Date between the Investors and the Trust Company as amended, supplemented and otherwise modified from time to time in accordance with the terms thereof and of any other Operative Agreement.

          "Trust Company" shall mean Wilmington Trust Company, in its individual capacity, and any successor trustee under the Trust Agreement in its individual capacity.

          "Trust Estate" shall have the meaning set forth in the Trust
     Agreement.

          "Type" shall mean, as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

          "UCC Financing Statements" shall mean collectively the Lender Financing Statements and the Lessor Financing Statements.

          "Uniform Commercial Code" and "UCC" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

          "Unperfected Jurisdiction" shall mean any jurisdiction for which the Agent has not received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including the filing of duly executed Lessee Financing Statements and Lessor Financing Statements, necessary to perfect the Liens created by the Security Documents, have been completed for such jurisdiction (other than filings or other actions required pursuant to Subsection 8.8 of the Participation Agreement).

          "Unqualified Subsidiary" shall mean any Subsidiary of the Lessee other than Qualified Subsidiaries.

          "Wear and Tear Payment" shall have the meaning set forth in Section 2.5(b) of the Credit Agreement.

                                                                         ANNEX C

                                  PRICING GRID

                             Participation Agreement

                                                                  Applicable
   Consolidated        Applicable Margin-  Applicable Margin-     Commitment
Indebtedness Ratio     Eurocurrency Loans   Base  Rate Loans       Fee Rate
---------------------  ------------------  ------------------  ---------------
    *4.0 to 1.0                 1.75%          .750%                 .375%

  **4.0 to 1.0 and
    *3.0 to 1.0                 1.75%          .750%                 .375%

  **3.0 to 1.0 and
    *2.0 to 1.0                 1.50%          .500%                 .300%

  **2.0 to 1.0 and
    *1.0 to 1.0                 1.25%          .500%                 .300%

    **l.0 to 1.0                1.00%             0%                 .250%

Changes in the Applicable Margin or in the Applicable Commitment Fee Rate resulting from changes in the Consolidated Indebtedness Ratio shall become effective on each date which is the start of the succeeding fiscal quarter (each, an "Adjustment Date") for which an Applicable Margin Certificate of Holdings is delivered to the Lenders pursuant to Section 10.2(f) of the Guarantee (but in any event not later than the 45th day after the end of each of each quarter of each fiscal year) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any Applicable Margin Certificate referred to above is not delivered within the time periods specified above, then the Consolidated Indebtedness Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 4.0 to 1.0. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Consolidated Indebtedness Ratio pursuant to this Pricing Grid shall be made for the periods and in the manner contemplated by Section 11.1(d) of the Guarantee.

*  Greater Than
** Less Than or equal to